ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 8708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	PRESCOTT HOLDINGS, INC

2.	Registered Agent	[ ] Commercial Registered Agent:
	for Service of Process	[X] Noncommercial Registered Agent OR [ ] Office or Position with Entity

	(check only one box)	Name of Title of Office or Other Position with Entity
JAY SMITH
		4790 CAUGHLIN PKWY STE 387	RENO	Nevada	89519

3.	Authorized Stock:	100,000,000	$0.001	0
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to issue)	with par value:		without par value:

4.	Names	JEFF PRESCOTT
	& Addresses,	Name
	of Board of	BOX 686144	FRANKLIN	TN	37068
	Directors/Trustees:	Street Address	City	State	Zip Code
(each Director/Trustee must
	be a natural person at least	Name
18 years of age; attach
	additional page if more	Street Address	City	State	Zip Code
than two directors/trustees)

5.	Purpose:	The purpose of this Corporation shall be:
(optional-see instructions)

6.	Names, Address	JAY SMITH	/S/ JAY SMITH
	and Signature of	Name	Signature
	Incorporator:	4790 CAUGHLIN PKWY STE 387	RENO	NV	89519
	(attached additional page	Street Address	City	State	Zip Code
there is more than one
incorporator)

7.	Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
	Appointment of	/S/ JAY SMITH		12/03/2010
	Registered Agent:	Authorized Signature of R.A. or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees. See attached fee schedule.